UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 6, 2010

JACOBS ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-88242	34-1959351
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

17301 West Colfax Ave, Suite 250,

Golden, Colorado  80401

(Address of principal executive
offices)

Registrant’s telephone number, including area code 303-215-5200

(Former name of former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision.

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 6, 2010, Jacobs Entertainment, Inc. (the “Registrant”) amended option agreements with Nautica Phase 2 Limited Partnership, Sycamore & Main, Inc., and Nautica Peninsula Land Limited Partnership.  The option agreements give the Registrant the right to purchase or enter into long-term leases on three parcels of real estate on the west bank of the Flats in Cleveland, Ohio.  The Registrant’s CEO owns varying interests in the three parcels.  The amendments to the option agreements extend the option period to July 11, 2012.

On July 7, 2010, Jacobs Sugar Warehouse, Inc., a wholly owned subsidiary of the Registrant, exercised its option and entered into a purchase agreement with Flats Development, Inc. to acquire a certain parcel of real estate on the west bank of the Flats in Cleveland, Ohio.  The aggregate purchase price is $3,000,000 (comprised of a payment of $2,800,000 due upon closing and previously paid option payments totaling $200,000).  Closing of the transaction is expected to occur on or before August 6, 2010.  Flats Development, Inc. is owned by Helen Chaney, the mother of the Registrant’s CEO.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description

10.11B	Amendment to Option Agreement between the Registrant and Nautica Phase 2 Limited Partnership dated July 6, 2010.
10.12B	Purchase Agreement between Jacobs Sugar Warehouse, Inc. and Flats Development, Inc. dated July 7, 2010.
10.13B	Amendment to Option Agreement between the Registrant and Sycamore & Main, Inc. dated July 6, 2010.
10.14B	Amendment to Option Agreement between the Registrant and Nautica Peninsula Land Limited Partnership dated July 6, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACOBS ENTERTAINMENT, INC.

/s/ Brett A. Kramer
Date: July 12, 2010	By:	Brett A. Kramer
	Its:	Chief Financial Officer